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                                                                     EXHIBIT 5.1

                          [Gable & Gotwals Letterhead]


January 28, 2003




ONEOK, Inc.
100 W. 5th St.
Tulsa, OK 74103-4298

Re:  ONEOK Common Stock Offering

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the Registration Statement on Form S-3 (file No. 333-102105) (the "Registration Statement") and the Prospectus Supplement, dated January 23, 2003 (the "Prospectus Supplement"), of ONEOK, Inc., an Oklahoma corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), relating to the issuance and sale by the Company of 12,000,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share.

         In so acting, we have examined and relied upon the originals or certified, conformed or reproduction copies of such agreements, instruments, documents, records and certificates of the Company, such certificates of public officials and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of the opinion expressed below. In all such examinations, we have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers of the Company delivered to us and certificates and other statements or information of or from public officials and officers and representatives of the Company.

         Based on and subject to the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

         In rendering the foregoing opinions, our examination of matters of law has been limited to the laws of the state of Oklahoma and the federal laws of the United States of America as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Form 8-K dated January 28, 2003, incorporated by reference in the Registration Statement.

                                      Very truly yours,




                                      /s/ Gable & Gotwals

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